Exhibit 21

                         THERMO BIOANALYSIS CORPORATION

                         Subsidiaries of the Registrant

      As of February 20, 1998, the Registrant owned the following subsidiaries:


                                                       STATE OR      PERCENT
                                                    JURISDICTION OF     OF
                         NAME                        INCORPORATION  OWNERSHIP

        Denley Instruments Inc.                    North Carolina      100

        Fastighets AB Skrubba                      Sweden              100
        Dynatech Laboratories spol. s.r.o.         Czech Republic      100
        DYNEX Technologies (Asia) Inc.             Delaware            100
        DYNEX Technologies Inc.                    Virginia            100
        Hybaid BV                                  Netherlands         100
        Hybaid Limited                             England             100
        Labsystems Espana SA                       Spain               100
        Labsystems Inc.                            Delaware            100
        Labsystems Japan K.K.                      Japan               100
        Labsystems OY                              Finland             100
           Labsystems (Hong Kong) Limited          Hong Kong            99
           Labsystems BTD                          China                33
           Labsystems LHD                          China                33
           Labsystems Lenpipette                   Russia               95
        Labsystems Pakistan (Private) Ltd          Pakistan             34
        Labsystems Sweden AB                       Sweden              100
        Labsystems (UK) Limited                    England             100
        Life Sciences International(Benelux) B.V.  Netherlands         100
        Thermo BioAnalysis GmbH                    Germany             100
           DYNEX Technologies GmbH                 Germany             100
           Thermo LabSystems Vertriebs GmbH        Germany             100
        Thermo BioAnalysis (Guernsey) Ltd.         Channel Islands     100
        Thermo BioAnalysis Holding, Limited        United Kingdom      100
           Affinity Sensors Limited                United Kingdom      100

           Dynex Technologies Limited              United Kingdom      100
           Thermo BioAnalysis Limited              United Kingdom      100
           Thermo LabSystems Limited               United Kingdom      100
        Thermo BioAnalysis S.A.                    France              100
           Thermo LabSystems S.A.R.L.              France              100
        Thermo LabSystem (Australia) Pty Limited   Australia           100
        Thermo LabSystems Inc.                     Massachusetts       100